Exhibit 99.5

FOR IMMEDIATE RELEASE
Contact: George Troutman
Chief Financial Officer
(614) 748-1150

PDSI COMPLETES $2.5 MILLION PRIVATE EQUITY FINANCING

COLUMBUS, Ohio (December 21, 2007) Pinnacle Data Systems, Inc. (“PDSi”) (AMEX: PNS) today announced completion of a $2.5 million equity financing. The Company issued 1.25 million common shares and warrants to purchase 375,000 additional shares of common stock in a private placement with selected institutional investors. The warrants will be exercisable after six months and for a period of five years from the closing date of the financing.

Michael R. Sayre, President and Chief Executive Officer, commented, “We are very pleased to have successfully raised the amount of new equity capital we desired to complete the acquisition of Aspan Computer Repair Laboratories (“Aspan”) in The Netherlands and further support the implementation of our growth strategies. We expect to complete the acquisition of Aspan in the first quarter of 2008. Aspan offers high-end computer-related repair and logistics services for some of the world’s largest Original Equipment Manufacturers (OEM) whose products utilize computer technologies. This acquisition solidifies PDSi’s global footprint and positions us to grow our service base with a higher level of geographical support to meet our customers’ needs throughout the world.”

PDSi has agreed to file a registration statement with the Securities and Exchange Commission for purposes of registering the resale of the common stock issued in the private placement. This news release does not constitute an offer to sell or the solicitation of an offer to buy any securities.

(more)

About PDSi

PDSi is an embedded computing technology provider offering design, development, production, and repair services to OEMs. Industries served currently include medical, telecommunications, industrial/automation, military/aerospace and imaging. PDSi also helps major computer platform manufacturers respond to their customers’ requirements for customized solutions and extended service life. PDSi specializes in solving the challenges associated with complex technologies, multi-vendor integrations, low to medium volume production and long-term service of third party products.

PDSi is a collaborative and flexible outsourcing partner who helps clients create cost-effective solutions, respond to unplanned demand changes, improve customer satisfaction, and aggressively adapt to new trends in the technology market place. Through its innovative and proactive staff of engineering, design, manufacturing, program management and supply chain specialists, PDSi tailors solutions that meet the particular business and operational needs of each OEM client. For more information, visit the PDSi website at www.pinnacle.com.

Safe Harbor Statement: This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, but not limited to, statements regarding accelerated implementation of the Company’s growth strategy, and the Company’s ability to provide additional support for its customers’ needs throughout the world. The words “enables”, “positions” and similar expressions identify forward-looking statements that speak only as of the date thereof. Investors are cautioned that such statements involve risks and uncertainties that could cause actual results to differ materially from historical or anticipated results due to many factors. These factors include changes in general economic conditions, changes in the specific markets for the Company’s products and services, changes in customer order patterns, changes in the Company’s business or its relationship with major technology partners or significant customers, pricing pressures, lack of adequate financing to take advantage of business opportunities that may arise, lack of success in technological advancements, and risks associated with the Company’s new business practices, processes and information systems. For more details, please refer to the Company’s Securities and Exchange Commission filings, including its most recent Annual Report on Form 10-K and quarterly reports on Form 10-Q.

###